                                                                     EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of ______________, 1998, by and among Brigham Exploration Company, a Delaware corporation (the "Company"), _______________________________ ________________________________________, a ___________________ ("_____"), and
____________________________________, a ____________________ ("____").

         This Agreement is made pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of ______________, 1998, by and among the Company, ____ and ____. In order to induce ____ and ____ to enter into the Securities Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. Pursuant to the Securities Purchase Agreement, ____ and ____ will purchase the Acquired Shares and Warrants. The execution and delivery of this Agreement is a condition to the Closing (as defined in the Securities Purchase Agreement).

         The parties agree as follows:

                                    ARTICLE I

         Section 1.01. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Securities Purchase Agreement. The terms set forth below are used herein as so defined:

              "Commission" has the meaning specified therefor in Section 1.02 of this Agreement.

              "Common Stock" means the common stock, par value $0.01 per share, of the Company.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Holder" means the record holder of any Registrable Securities.

              "Inspector" has the meaning specified therefor in Section 2.03 this Agreement.

              "Losses" has the meaning specified therefor in Section 2.07 of this Agreement.

              "Other Holders" has the meaning specified therefor in Section 2.01 of this Agreement.

              "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, business trust, trust or unincorporated entity.

              "Records" has the meaning specified therefor in Section 2.03 of this Agreement.

              "Registrable Securities" means the Acquired Shares, the Warrants, the Warrant Shares and any other securities issued upon the exercise of the Warrants, until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

              "Requesting Holder(s)" has the meaning specified therefor in
Section 2.01 of this Agreement.

              "Request Notice" has the meaning specified therefor in Section
2.01 of this Agreement.

              "Registration Statement" has the meaning specified therefor in
Section 2.01 of this Agreement.

              "Securities Act" has the meaning specified therefor in Section
1.02 of this Agreement.

              "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of ______________, 1998, among the Company, ECT and JEDI, individually and as agent.

              "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

         Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the "Commission") and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act"); (iii) such Registrable Security is eligible to be, and at the time of determination can be, disposed of pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act; or (iv) such Registrable Security is held by the Company or one of its subsidiaries.

                                   ARTICLE II

         Section 2.01. Demand Registration. (a) Any time after the Funding Date, as defined in the Securities Purchase Agreement, (i) any Holder or Holders who collectively beneficially own at least 25% (twenty-five percent) of the Registrable Securities may request (a "Request Notice") the Company to register under the Securities Act (other than pursuant to a shelf registration on Form S-3) all or any portion of the Registrable Securities that are held by such Holder or Holders (collectively, the "Requesting Holder") for sale in the manner specified in the Request Notice and (ii) in the event that the Company is eligible to file a Registration Statement on Form S-3, any Holders who collectively beneficially own at least a majority of the Registrable Securities may submit a Request Notice to the Company to register under Form S-3 all or any portion of the Registrable Securities that are held by such Requesting Holder(s) for sale in the manner specified in the Request Notice.

                  (b) Promptly following receipt of a Request Notice, the Company shall immediately notify each Holder (except the Requesting Holder) of the receipt of a Request Notice and shall use its best efforts to file a registration statement under the Securities Act (each such registration statement is hereinafter referred to as a "Registration Statement") effecting the registration under the Securities Act, for public sale in accordance with the method of disposition specified in such Request Notice, of the Registrable Securities specified in the Request Notice (and in any notices that the Company receives from other Holders no later than the 15th day after receipt of the notice sent by the Company) (such other Holders and the Requesting Holder are hereinafter referred to as the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Requesting Holders holding a majority of the Registerable Securities to be registered may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be withheld unreasonably. The Company shall be obligated to register Registrable Securities pursuant to this Section 2.01 on two occasions only. A request pursuant to this Section 2.01 shall be counted ("Counted") only when (i) all the Registrable Securities requested to be included in any such registration have been so included, (ii) the corresponding Registration Statement has become effective under the Securities Act, and (iii) the public offering has been consummated and the Registrable Securities have been sold on the terms and conditions specified therein; provided, however, that in the event of a shelf registration if the Company is then eligible to file a Registration Statement on Form S-3, the Company shall keep such Registration Statement effective for two years from the effective date of the Registration Statement.

                  (c) The Company may delay the filing or effectiveness of a Registration Statement after receipt of a Request Notice (i) for up to 90 days if at the time of such request, the Company is engaged in a firm commitment underwritten public offering of its securities in which Holders may include Registrable Securities and for which the Company has delivered the notice to the Holders required by Section 2.02 or (ii) for up to 60 days if at the time of such request the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing of such a Registration Statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged; provided that the Company may not delay the filing of a Registration Statement in reliance on this clause (ii) more than once during any period of twelve consecutive calendar months.

                  (d) The Company and any institutional investor who is entitled to piggy-back registration rights as of the Closing Date ("Other Holders") with respect to a Registration Statement filed pursuant to Section 2.01 may include securities of the Company in such Registration Statement, but only to the extent that, in the good faith opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering) supported by written reasons therefor, the inclusion of such shares would not raise a substantial doubt as to whether the proposed offering could successfully be consummated. Subject to Section 2.01(c) above, except as provided in this subsection (d), the Company will not effect any other registration of its equity securities (except with respect to Registration Statements on Form S-4 or S-8 or for purposes permissible under such forms as of the date hereof), whether for its own account or that of any Other Holder, from the date of receipt of a Request Notice related to an underwritten public offering until the completion of the distribution by the underwriters of all securities thereunder.

                  (e) Exercise of the right to convert the Warrants to Warrant Shares shall at the Holder's sole election and discretion be contingent upon the registration of the Warrant Shares in accordance with this Agreement and should such registration not be completed pursuant to the terms hereof, Holder shall have the right, at its sole discretion, to rescind its election to convert the Warrants.

                  (f) From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant registration rights to any Person if such rights would conflict with the provisions of this Agreement.

                  Section 2.02. Piggy-Back Registration. If the Company proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of Other Holders or both (except with respect to Registration Statements on Forms S-4 or S-8 or for purposes permissible under such forms as of the date hereof), each such time it will give written notice to all Holders of its intention to do so no less than 20 days prior to the anticipated filing date. Upon the written request received by the Company from any Holder no later than the 15th day after receipt by such Holder of the notice sent by the Company (which request shall state the intended method of disposition thereof), the Company will use best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by such Registration Statement, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time prior to the effectiveness of any such Registration Statement, in its sole discretion and without the consent of any Holder, abandon any proposed offering by the Company in which any Holder had requested to participate. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall advise the Company that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that such number of shares of Registrable Securities shall not be reduced if any securities included in such registration are included other than for the account of the Company unless the shares included in the Registration for the account of such Persons are also reduced on a pro rata basis, provided, in the case of a Registration Statement filed pursuant to the exercise of demand registration rights of any Other Holders, priority shall be given first to the Other Holders demanding such registration.

                  Section 2.03. Registration Procedures. If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement, on a form available to the Company, with respect to such securities (which filing shall be made (i) as promptly as possible (but in no event later than 30 days after the receipt by the Company of a Request Notice) in the case of a shelf registration if the Company is then eligible to file a Registration Statement on Form S-3 or (ii) as promptly as possible (but in no event later than 60 days after the receipt by the Company of a Request Notice) in the case of any underwritten offering or if the Company is not eligible to file a Registration Statement on Form S-3, provided that in no event will the Company be obligated to file a Registration Statement pursuant to (i) or (ii) prior to the Funding Date pursuant to the Securities Purchase Agreement. The Company shall thereafter use best efforts to cause such Registration Statement to become and remain effective for the period of the distribution in order for it to be Counted;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the distribution period to be Counted and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the Holders intended method of disposition;

                  (c) furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

                  (d) if applicable, use best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) in the case of an underwritten public offering, furnish upon request, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, an opinion of counsel for the Company dated as of such date and addressed to the underwriters and to the Selling Holders, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements, or any expertized schedule, report or information contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters and, if available, to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;

                  (g) make available for inspection by the Selling Holders designated by a majority thereof, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.

                  (h) cause the Registerable Securities to be listed on New York Stock Exchange, American Stock Exchange or on the NASDAQ National Market if the Common Stock is or becomes so listed;

                  (i) use best efforts to keep effective and maintain for the period of distribution to be Counted, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

                  (j) use best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

                  (k) take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite, facilitate or consummate the disposition of such Registrable Securities.

         In connection with each registration hereunder with respect to an underwritten public offering, the Company and each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company or the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter. In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be necessary in order to ensure compliance with federal and applicable state securities laws.

         Section 2.04. Restrictions on Public Sale by Selling Holders of Registrable Securities. To the extent not inconsistent with applicable law, including insurance codes, each Selling Holder whose Registrable Securities are included in a Registration Statement pursuant to this Agreement agrees not to effect any public sale or distribution of the issue being registered (or any securities of the Company convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the 14 days before, and during the 90-day period beginning on, the effective date of such Registration Statement (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities of the same type as the Registrable Securities, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other stockholder of the Company; and provided further, that the period of time for which the Company is required to keep such registration statement which includes Registrable Securities continuously effective shall be increased by a period equal to such requested holdback period.

         Section 2.05. Restrictions on Public Sale by the Company. To the extent required by an underwriter in an underwritten public offering, the Company agrees not to effect on its own behalf any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days before, and during the 90-day period beginning on, the effective date of any registration statement in which the Selling Holders of Registrable Securities are participating, other than pursuant to such registration statement or a Registration Statement on Form S-8 or Form S-4.

         Section 2.06.     Expenses.

                  (a) "Registration Expenses" means all expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable out-of-pocket expenses (including without limitation, reasonable legal fees of one counsel for all Selling Holders), but excluding any Selling Expenses. "Selling Expenses" means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

                  (b) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay all Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

         Section 2.07. Indemnification. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

                  (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel as so elected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) If the indemnification provided for in this Section 2.07 is unavailable to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                                   ARTICLE III


         Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

                  (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to JEDI or ECT, the address set forth in the Securities Purchase Agreement, and

                  (b) if to the Company, initially at its address set forth in the Securities Purchase Agreement, and

                  (c) for each, thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

                  All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent holders of Registrable Securities.

         Section 3.03. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 3.04. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 3.05. Governing Law. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THIS AGREEMENT WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 3.06. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

         Section 3.07. Entire Agreement. This Agreement, together with the Securities Purchase Agreement and the other Basic Documents (as defined in the Securities Purchase Agreement) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Securities Purchase Agreement. This Agreement, the Securities Purchase Agreement and the other Basic Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 3.08. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         Section 3.09. Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

         Section 3.10. Registrable Securities Held by the Company or Its Affiliates. In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or one of its Affiliates shall be disregarded.

         Section 3.11. Assignment of Rights. The rights of any Holder under this Agreement may be assigned to any Person who acquires any Registrable Securities. Any assignment of registration rights pursuant to this Section 3.11 shall be effective only upon receipt by the Company of written notice from such assigning Holder stating the name and address of any assignee. The rights of an assignee under this Section 3.11 shall be the same rights granted to the assigning Holder under this Agreement. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            BRIGHAM EXPLORATION COMPANY



                                            By:
                                               --------------------------------
                                               Craig M. Fleming
                                               Chief Financial Officer